Exhibit 10.1(b)

June 1, 2012

SandRidge Capital, L.P.

1300 Post Oak Blvd., Suite 325

Houston, Texas 77056

Attention: Mr. Andrew M. Rowe

Re:	Management Agreement Renewals

Dear Mr. Rowe:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Bristol Energy Fund L.P.

•	CMF SandRidge Master Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner
Brian Centner
Chief Financial Officer and Director

SANDRIDGE CAPITAL, L.P.

By:	/s/ Andrew M. Rowe

Print Name:	Andrew M. Rowe
BC/sr